Question 77 H.  Changes in control of Registrant


Series 20  Focused MidCap Value Portfolio
				    04/30/05  % owned	10/31/05  % owned
SunAmerica Focused Equity Strategy
2919 Allen Parkway, L7-07
Houston, TX  77019-2142             0.00       0.00%    1,536,682  51.52%

Purchase of shares in new portfolio from 08/30/05 to 10/31/05.

Series 20 Focused MidCap Value Portfolio
				      04/30/05	% owned	 10/31/05  % owned
SunAmerica Focused Balanced Strategy
2919 Allen Parkway, L7-07
Houston, TX  77019-2142                0.00     0.00%    1,356,215   45.58%

Purchase of shares in new portfolio from 08/30/05 to 10/31/05.


Series 21 Focused MidCap Growth Portfolio
				      04/30/05	% owned	 10/31/05   % owned
SunAmerica Focused Equity Strategy
2919 Allen Parkway, L7-07
Houston, TX  77019-2142                0.00      0.00%   1,541,147   52.28%

Purchase of shares in new portfolio from 08/30/05 to 10/31/05.

Series 21 Focused MidCap Growth Portfolio
				      04/30/05	% owned	 10/31/05   % owned
SunAmerica Focused Balanced Strategy
2919 Allen Parkway, L7-07
Houston, TX  77019-2142               0.00       0.00%   1,358,089   46.07%

Purchase of shares in new portfolio from 08/30/05 to 10/31/05.